                                                                   EXHIBIT 1-37

                          THE DETROIT EDISON COMPANY

                               $__________________

                     Secured Medium-Term Notes, Series __

                Due Not Less than Two Years from Date of Issue

                                   FORM OF

                            DISTRIBUTION AGREEMENT


                                                      _______________,

[Names and addresses of Agents]

Dear Sirs:

        The Detroit Edison Company, a Michigan corporation (the "Company"), confirms its agreement with you with respect to the issue and sale from time to time by the Company of up to $_____________ aggregate initial public offering
price of its Secured Medium-Term Notes,    Series _, due not less than two
years from date of issue (the "Notes"). The Notes are to be issued under and secured by the Mortgage and Deed of Trust dated as of October 1, 1924 between the Company and Bankers Trust Company, as trustee (the "Trustee"), as amended and supplemented by various Supplemental Indentures and as to be further amended and supplemented by a Supplemental Indenture to be dated as
of____________,      creating the Notes (the "Mortgage"). Reference is hereby
made to the Mortgage for full and complete statements of the provisions thereof, including the definitions of certain terms used, and for other information with respect to the Notes. The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

        Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors (other than broker-dealers) on its own behalf, the Company hereby appoints you as its exclusive agents for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities
Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        1. Representations and Warranties. The Company represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

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        (a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement (including material incorporated by reference therein), when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to you furnished to the Company in writing by you expressly for use therein or (B) to those parts of the Registration Statement that constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses
(iii) and (iv) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

        (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, has the corporate power and authority to own its property and to conduct its busi-

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
ness as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (d) This Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company.

        (e) The Mortgage has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

        (f) The forms of Notes have been duly authorized and established in conformity with the provisions of the Mortgage and, when the Notes have been executed and authenticated in accordance with the provisions of the Mortgage and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Mortgage and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

        (g) The execution and delivery by the Company of this Agreement, the Notes, the Mortgage and any applicable Written Terms Agreement, and the performance by the Company of its obligations under, this Agreement, the Notes, the Mortgage and any applicable Terms Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency not already obtained is required for the performance by the Company of its obligations under this Agreement, the Notes, the Mortgage and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

        (h) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

        (i) Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

        (j) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (k) The Company has good and marketable title to all properties standing of record in its name (which includes, without limitation, all of those properties, except pollution control facilities standing in the names of certain municipalities which are being purchased by the Company pursuant to installment sales contracts and the undivided ownership interest of Michigan Public Power Agen-

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
cy in a portion of the Belle River Power Plant, in each case as described in the Prospectus, which constitute or on which there are erected its principal plants, generating stations and substations and on which its general office and service buildings are constructed and all other important parcels of real estate) and improvements thereon, subject to the lien of the Mortgage and to minor exceptions and minor defects, irregularities and deficiencies which, in the opinion of the Company, do not materially impair the use of such property for the purpose for which it is held by the Company, and the Company has adequate rights to maintain and operate such of its transmission and distribution facilities as are located on public or other property not owned by the Company.

        (1) The Mortgage is a first lien (subject to no prior liens, charges, encumbrances or security interests, except current taxes and assessments not yet due and minor encumbrances which do not materially impair the use of such property for the purpose for which it is held by the Company), duly filed and recorded, on substantially all of the Company's tangible properties and franchises (other than items purchased for resale in the ordinary course of business) and (subject to the necessity for particular filings and recordings in the case of certain personal property such as railroad rolling stock) will constitute a like lien on any such properties hereafter acquired by the Company except that any such after-property will be subject to prior liens and encumbrances, if any, existing when acquired by the Company, except that the Mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded and except that the Mortgage may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the Bankruptcy Code.

        2.    Solicitations as Aqent; Purchases as Principal.

        (a) Solicitations as Aqent. In connection with your actions as agent hereunder, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

        The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business

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
day's prior notice from the Company, you will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised you that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as you may reasonably request.

        The Company agrees to pay to you, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by you, a commission, by means of a deduction from the proceeds of a sale of Notes, equal to the applicable percentage of the public offering price of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule I hereto or such other discount as may be specified in the Prospectus Supplement relating to such Note.

        You shall communicate to the Company, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the pavement therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

        (b) Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement

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
between you and the Company confirmed in writing by you to the Company.

        Your commitment to purchase Notes as principal, pursuant to a Terms Agreement, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you.

        Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

        Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

        (c) Administrative Procedures. You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Secured Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and you.

        (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered at or telecopied and confirmed to (in which case, an origi-nal hard copy shall promptly be forwarded) the office of your counsel, not later than 4:00 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

        3.    Agreements. The Company agrees with you that:

        (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supple-

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
mented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

        (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, you shall forth-with suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory

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
in all respects to you, will supply such amended or supplemented
Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

        (c) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities
Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

        (d) The Company will furnish to you, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

        (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as you shall reasonably request.

        (f) During the term of this Agreement, the Company shall furnish to you such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Mortgage, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as you may from time to time reasonably request and shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

        (g) During the term of this Agreement, the Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and their counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Mortgage and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by you; provided that any advertising expenses incurred by you shall have been approved by the Company.

        (h) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously determined to be sold by the Company and disclosed to the relevant Agent or Agents (including, without limitation, Mortgage Bonds collateralizing industrial development revenue bonds) and (iii) commercial paper issued in the ordinary

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
course of business), except as may otherwise be provided in such Terms
Agreement.

        4. Conditions of the Obliqations of the Agents. Your obligation to solicit offers to purchase Notes as agent of the Company, your obligation to purchase Notes as principal pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

        (a)   Prior to such solicitation or purchase, as the case may be:

        (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

        (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York

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
    State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

        (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

        (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

        (i) The opinion, dated as of such date, of the General Counsel of the Company, to the effect that:

                (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its

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
         ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                (B) the Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole;

                (C) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company;

                (D) the Mortgage has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                (E) the forms of Notes have been duly authorized and established in conformity with the provisions of the Mortgage and, when the Notes are executed by the Company and authenticated by the Trustee or its duly appointed agent in accordance with the provisions of the Mortgage and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Notes will be entitled to the benefits of the Mortgage and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                (F) the execution and delivery by the Company of the Notes, the Mortgage and any applicable Written Terms Agreement, and the performance by the Company of its obligations under, this Agreement, the Notes, the Mortgage and any applicable Terms Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to the best of such counsel's knowledge after due inquiry, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel's knowledge after due inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency not already obtained is required for the performance by the Company of its obligations under this Agreement, the Notes, the Mortgage and any applicable Terms
         Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

                (G)   the statments (1) in the Prospectus Supplement as of
         the date hereof, under the captions "Description of Secured Medium-
         Term Notes,      Series  "and "Plan of Distribution" and (2) in'the
         Basic Prospectus, as supplemented as of the date hereof, under the caption "Description of General and Refunding
         Mortgage Bonds" (except insofar as such statements specify the amount of bonds which could be issued), in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                (H) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

                (I) such counsel (1) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules indicated therein and that part of the Registration Statement that constitutes the Forms T-1 heretofore referred to as to which such counsel need not express any belief) each part of the Registration Statement, as then amended, if applicable, when such part became effective did not, and as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for the content of the financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder including such rules and regulations as govern the financial statements required to be included therein and (4) believes that (except for financial statements and schedules indicated therein as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus;

                (J) the Company has good and marketable title to all properties standing of record in its name (which includes, without limitation, all of those properties, except pollution control facilities standing in the names of certain municipalities which are being purchased by the Company pursuant to installment sales contracts and the undivided ownership interest of Michigan Public Power Agency in a portion of the Belle River Power Plant, in each case as described in the Prospectus, which constitute or on which there are erected its principal plants, generating stations and substations and on which its general office and service buildings are constructed and all other important parcels of real estate) and improvements thereon, subject to the lien of the Mortgage and to minor exceptions and minor defects, irregularities and deficiencies which, in the opinion of the Company, do not materially impair the use of such property for the purpose for which it is held by the Company, and the Company has adequate rights to maintain and operate such of its transmission and distribution facilities as are located on public or other property not owned by the Company; and

                (K) the Mortgage is a first lien (subject to no prior liens, charges, encumbrances or security interests, except current taxes and assessments not yet due and minor encumbrances which, in such counsel's opinion, do not materially impair the use of such property for the purpose for which it is held by the Company), duly filed and recorded, on substantially all of the Company's tangible properties and franchises (other than items purchased for resale in the ordinary course of business) and (subject to the necessity for particular filings and recordings in the case of certain personal property such as railroad rolling stock) will constitute a like lien on any such properties hereafter acquired by the Company except that any such after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by the Company, except that the Mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded and except that the Mortgage may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the Bankruptcy Code.

        (ii) The opinion, dated as of such date, of ________ your special counsel, covering the matters in subparagraphs (C), (D), (E) and (G) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus) and "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus)) and clauses (2),
    (3) and (4) of subparagraph (I) in paragraph (b)(i) above, with such changes therein as you may approve.

        With respect to subparagraph (I) of paragraph (b)(i) above, the General Counsel of the Company may state that his opinion and belief are based upon his participation, or the participation of someone under his supervision, in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of subparagraph
    (I) of paragraph (b)(i) above, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus (or review thereof) and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

        (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and that there have been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as supplemented.

           The officer signing and delivering such certifi-cate may rely upon the best of his knowledge as to proceed-ings threatened.

           (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement
Date, the Company's independent auditors shall have fur-nished to you a letter or letters, dated as of the Com-mencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing state-ments and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial informa-tion contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

           (e) On the Commencement Date and on each Settle-ment Date, the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

           5.    Additional Aqreements of the Company.   (a)
Each time the Registration Statement or Prospectus is amen-ded or supplemented (other than by an amendment or supple-ment providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change you deem to be immate-
rial), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an executive offi-cer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satis-factory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

           (b) Each time the Company furnishes a certifi-cate pursuant to Section 5(a), the Company will furnish or cause to be furnished forthwith to you a written opinion of
counsel for the Company.   Any such opinion shall be dated
the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration State-ment and the Prospectus as amended and supplemented to the
time of delivery of such opinion.   In lieu of such opinion,
counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration State-ment and the Prospectus as amended or supplemented to the time of delivery of such letter.)

           (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company, upon the written request of an Agent, shall cause its inde-pendent public accountants forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

           6.    Indemnification and Contribution.   (a)   The
Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limita-tion, any legal or other expenses reasonably incurred by you or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amend-ments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

           (b) You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registra-tion Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

           (c) In case any proceeding (including any gov-ernmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemni-fying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to repre-sent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such
proceeding.   In any such proceeding,  any indemnified party
shall have the right to retain its own counsel, but the
fees and expenses of such counsel shall be at the expense
of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing inter-
ests between them.   It is understood that the indemnifying
party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel) for all such indem-nified parties and that all such fees and expenses shall be
reimbursed as they are incurred.   Such firm shall be desig-
nated in writing by you, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b)
above.   The indemnifying party shall not be liable for any
settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judg-
ment.   Notwithstanding the foregoing sentence,  if at any
time an indemnified party shall have requested an indemni-fying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemni-fied party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceed-ing in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (d) If the indemnification provided for in para-graph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in con-nection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a
result of such losses, claims, damages or liabilities (i)
in such proportion as is appropriate to reflect the rela-tive benefits received by the Company on the one hand and you on the other hand from the offering of such Notes or
(ii) if the allocation provided by clause (i) is not per-mitted by applicable law, in such proportion as is appro-priate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other hand in con-nection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any
other relevant equitable considerations.   The relative
benefits received by the Company on the one hand and you on the other hand in connection with the offering of such
Notes shall be deemed to be in the same respective propor-tions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by you
in respect thereof.   The relative fault of the Company on
the one hand and of you on the other hand shall be deter-mined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (e) The Company and you agree that it would not be just or equitable if contribution pursuant to this Sec-tion 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d)
above.   The amount paid or payable by an indemnified party
as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indem-nified party in connection with investigating or defending
any such action or claim.   Notwithstanding the provisions
of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement
or omission or alleged omission.   No person guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contrib-ution from any person who was not guilty of such fraudulent
misrepresentation.   The remedies provided for in this Sec-
tion 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemni-fied party at law or in equity.

           7.    Position of the Agent.   In acting under this
Agreement and in connection with the sale of any Notes by
the Company (other than Notes sold to you as principal),
you are acting solely as agent of the Company and do not assume any obligation towards or relationship of agency or
trust with any purchaser of Notes.   You shall make reason-
able efforts to assist the Company in obtaining performance
by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Company, but you shall not have any liability to the Company in the event any such
purchase is not consummated for any reason.   If the Company
shall default in its obligations to deliver Notes to a pur-chaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

           8.    Termination.   This Agreement may be termi-
nated at any time either by the Company or by you upon the
giving of written notice of such termination to the other
party hereto, but without prejudice to any rights, obliga-
tions or liabilities of either party hereto accrued or
incurred prior to such termination.   The termination of
this Agreement shall not require termination of any Terms
Agreement,  and the termination of any such Terms Agreement
shall not require termination of this Agreement.   If this
Agreement is terminated, the provisions of the third para-graph of Section 2(a), the last sentence of Section 3(b) and Sections 3(c), 3(g), 6, 7, 9, 11 and 13 shall survive;
provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2 (c) , 3 (a), 3 (b), 3 (e), 3 (f) , 3 (h), 4 and 5 shall also survive until such delivery has been made.

           9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement, any investiga-tion made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

           10.   Notices.   All communications hereunder will
be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and con-firmed if to [names, addresses and telefax numbers of Agents]; or, if sent to the Company, will be mailed, deliv-ered or telefaxed and confirmed to the Company at 2000
Second Avenue, Detroit, Michigan 48226, Attention:
               (telefax number:  (313) 237-9470).

           11.   Successors.   This Agreement and any Terms
Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent ex-pressly provided in Section 4), and no other person will have any right or obligation hereunder.

           12.   Counterparts.   This Agreement may be signed
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           13.   APPLICABLE LAW.   THIS AGREEMENT WILL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL
LAWS OF THE STATE OF NEW YORK.

           14.   Headings.   The headings of the sections of
this Agreement have been inserted for convenience of refer-ence only and shall not be deemed a part of this Agreement.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                                      Very truly yours,

                                                      THE DETROIT EDISON COMPANY

                                                      By______________________
                                                        Title:


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

[ NAME OF AGENT ]

By     __________________________

       Title:

[ NAME OF AGENT ]

By     __________________________

       Title:

[NAME OF AGENT]

By     __________________________

Title:

                                                                       EXHIBIT A

                           THE DETROIT EDISON COMPANY

                    SECURED MEDIUM-TERM NOTES,       SERIES

                                TERMS AGREEMENT

                                                       _________________, 19____

[Name and Address of
Agent ]

Attention:

          Re:   Distribution Agreement dated ________________,
                   (the "Distribution Aqreement")

          The undersigned agrees to purchase your Secured
Medium-Term Notes,       Series _, having the following
terms:





          Principal                    Interest
            Amount:                      Rate:

          Purchase                     Applicability
            Price:                       of Modified
                                         Payment upon
                                         Acceleration:

          Price to
            Public:
                                       If yes,  state
          Settlement                     issue price:
            Date and Time:


          Place of                     Amortization
            Delivery:                    Schedule:

                                                                       EXHIBIT A

           Face Amount                                      Applicability
             (if any):                                        of Annual
                                                              Interest
           Original Issue                                     Payments:
             Date:

           Interest Accrual
             Date:

           Maturity
             Date:

           Initial Accrual
             Period OID:

           Total Amount of
             OID:

           Original Yield
             to Maturity:

           Optional Repayment
             Date(s):

           Optional Redemption
             Date(s):

           Initial Redemption
             Date:

           Initial Redemption
             Percentage:

           Annual Redemption
             Percentage
             Reduction:

           Other Terms:

           The provisions of Sections 1, 2(b) and 2(c) and 3 through 6 and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference

                                                                       EXHIBIT A

herein and shall be deemed to have the same force and effect as if set forth in full herein.

           This Agreement is subject to termination on the
terms incorporated by reference herein.   If this Agreement
is so terminated, the provisions of Sections 3(g), 6, 9, 11 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

           The following information, opinions, certifi-cates, letters and documents referred to in Section 4 of the Distribution Agreement will be required: ____________

                                             [ NAME OF AGENT ]

                                             By__________________
                                               Title:

Accepted:

THE DETROIT EDISON COMPANY

By________________________
  Title:

                                                                       EXHIBIT B

                         THE  DETROIT  EDISON  COMPANY

                     SECURED MEDIUM-TERM NOTES, SERIES  _

                           ADMINISTRATIVE PROCEDURES
                           _________________________

             Explained below are the administrative procedures and specific terms of the offering of Secured Medium-Term Notes, 1993 Series _ (the "Notes"), on a continuous basis by The Detroit Edison Company (the "Company") pursuant to
the Distribution Agreement, dated              ,   (the "Dis-
tribution Agreement") between the Company and [names of Agents] (each an "Agent" and collectively the "Agents").
The Notes are to be issued under and secured by the Mort-
gage and Deed of Trust dated as of October 1, 1924 between
the Company and Bankers Trust Company, as trustee (the "Trustee"), as amended and supplemented by various Supple-mental Indentures and as to be further amended and supple-
mented by a Supplemental Indenture dated as of            ,
     creating the Notes (the "Mortgage").   Reference is
hereby made to the Mortgage for full and complete state-
ments of the provisions thereof,  including the definitions
of certain terms used, and for other information with
respect to the Note.   In the Distribution Agreement, the
Agent has agreed to use reasonable efforts to solicit pur-chases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Company.
An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and the Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

           Bankers Trust Company ("Bankers Trust") will be
the Paying Agent for the Notes and will perform the duties
specified herein.   Each Note will be represented by a
Global Security (as defined below) delivered to Bankers
Trust,  as agent for The Depository Trust Company ("DTC"),

                                                                       EXHIBIT B

and recorded in the book-entry system maintained by DTC (a
"Book-Entry Note").

           Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the admin-istrative procedures set forth herein as they may subse-quently be amended as the result of changes in DTC's oper-ating procedures. Unless otherwise defined herein, terms defined in the Mortgage, the Notes or any Prospectus Sup-plement relating to the Notes shall be used herein as therein defined.

           The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.

           In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system main-tained by DTC, Bankers Trust will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under
a Letter of Representations from the Company and Bankers)
Trust to DTC, dated as of               ,       (the "Letter of
Representations"), and a Medium-Term Note Certificate
Agreement between Bankers Trust and DTC, dated as of Octo-ber 21, 1988, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                     On any date of settlement (as de-
                              fined under "Settlement" below)
                              for one or more Book-Entry Notes,
                              the Company will issue one or more
                              global securities in fully regis-
                              tered form without coupons  (col-
                              lectively the "Global Security"),
                              registered in the name of Cede &
                              Co. representing up to U.S.
                              $200,000,000 principal amount of
                              all such Notes that have the same
                              Original Issue Date, Maturity Date
                              and other terms.   Each Global
                              Security will be dated and issued
                              as of the date of its authentica-
                              tion by Bankers Trust.   Each
                              Global Security will bear an

                                                                       EXHIBIT B




                                             "Interest Accrual Date," which
                                             will be (i) with respect to an
                                             original Global Security (or any
                                             portion thereof),  its original
                                             issuance date and (ii) with
                                             respect to any Global Security (or
                                             any portion thereof)  issued subse-
                                             quently upon exchange of a Global
                                             Security, or in lieu of a
                                             destroyed, lost or stolen Global
                                             Security, the most recent Interest
                                             Payment Date to which interest has
                                             been paid or duly provided for on
                                             the predecessor Global Security or
                                             Securities  (or if no such payment
                                             or provision has been made, the
                                             original issuance date of the
                                             predecessor Global Security),
                                             regardless of the date of authen-
                                             tication of such subsequently
                                             issued Global Security.
                                             Book-Entry Notes may be payable
                                             only in U.S. dollars.

Identification                               The Company has arranged with the
Numbers:                                     CUSIP Service Bureau of Standard &
                                             Poor's Ratings Services (the "CUSIP
                                             Service Bureau")  for the reserva-
                                             tion of a series of approximately
                                             900 CUSIP numbers (including
                                             tranche numbers)  for assignment to
                                             the Global Securities representing
                                             the Book-Entry Notes.   The Company
                                             has obtained from the CUSIP Ser-
                                             vice Bureau a written list of each
                                             series of reserved CUSIP numbers
                                             and has delivered to the Bankers
                                             Trust and DTC the written list of
                                             900 CUSIP numbers of such series.
                                             Bankers Trust will assign CUSIP
                                             numbers to Global Securities.   DTC
                                             will notify the CUSIP Service
                                             Bureau periodically of the CUSIP
                                             numbers that the Bankers Trust has
                                             assigned to Global Securities.   At
                                             any time when fewer than 100 of

                                                                       EXHIBIT B





                                              the reserved CUSIP numbers of
                                              either series remain unassigned to
                                              Global Securities, Bankers Trust
                                              shall so advise the Company and,
                                              if it deems necessary, the Company
                                              will reserve additional CUSIP
                                              numbers for assignment to Global
                                              Securities representing Book-Entry
                                              Notes.   Upon obtaining such addi-
                                              tional CUSIP numbers, the Company
                                              shall deliver a list of such addi-
                                              tional CUSIP numbers to Bankers
                                              Trust and DTC.

Denominations:                                Book-Entry Notes will be issued in
                                              principal amounts of U.S.  $1,000
                                              or any amount in excess thereof
                                              that is an integral multiple of
                                              U.S.  $1,000.   Global Securities
                                              will be denominated in principal
                                              amounts not in excess of U.S.
                                              $200,000,000.   If one or more
                                              Book-Entry Notes having an aggre-
                                              gate principal amount in excess of
                                              $200,000,000 would, but for the
                                              preceding sentence, be represented
                                              by a single Global Security, then
                                              one Global Security will be issued
                                              to represent each U.S.
                                              $200,000,000 principal amount of
                                              such Book-Entry Note or Notes and
                                              an additional Global Security will
                                              be issued to represent any remain-
                                              ing principal amount of such Book-
                                              Entry Note or Notes.   In such a
                                              case, each of the Global Secur-
                                              ities representing such Book-Entry
                                              Note or Notes shall be assigned
                                              the same CUSIP number.

Manner of Payment:                            The total amount of any principal
                                              and interest due on Global Securi-
                                              ties on any Interest Payment Date
                                              or at maturity or upon redemption
                                              or repayment shall be paid by the
                                              Company to Bankers Trust in funds

                                                                       EXHIBIT B

                                             available for immediate use by
                                             Bankers Trust not later than 9:30
                                             A.M.  (New York City time)  on such
                                             date.  The Company will make such
                                             payment on such Global Securities
                                             by instructing the Bankers Trust
                                             to withdraw funds from an account
                                             maintained by the Company at Bank-
                                             ers Trust.   The Company will con-
                                             firm such instructions in writing
                                             to Bankers Trust.   Payment shall
                                             be made prior to 10:00 A.M.  (New
                                             York City time) or as soon there-
                                             after as practicable,  on each
                                             Maturity Date or redemption or
                                             repayment date or,  if either such
                                             date is not a Business Day, as
                                             soon as possible thereafter, Bank-
                                             ers Trust will pay by separate
                                             wire transfer (using Fedwire mes-
                                             sage entry instructions in a form
                                             previously specified by DTC) to an
                                             account at the Federal Reserve
                                             Bank of New York previously speci-
                                             fied by DTC,  in funds available
                                             for immediate use by DTC,  each
                                             payment of principal  (together
                                             with interest thereon)  due on
                                             Global Securities or Maturity Date
                                             or redemption or repayment date.
                                             On each Interest Payment Date or,
                                             if any such date is not a Business
                                             Day, as soon as possible thereaf-
                                             ter, interest payments and, in the
                                             case of Amortizing Notes,  interest
                                             and principal payments shall be
                                             made to DTC in same day funds in
                                             accordance with existing arrange-
                                             ments between Bankers Trust and
                                             DTC.  Thereafter on each such
                                             date, DTC will pay,  in accordance
                                             with its SDFS operating procedures
                                             then in effect,  such amounts in
                                             funds available for immediate use
                                             to the respective participants in
                                             whose names the Book-Entry Notes

                                                                       EXHIBIT B


                                            represented by such Global Securi-
                                            ties are recorded in the book-
                                            entry system maintained by DTC.
                                            Neither the Company nor Bankers
                                            Trust shall have any responsibili-
                                            ty or liability for the payment by
                                            DTC to such participants of the
                                            principal of an interest on the
                                            Book-Entry Notes.

Withholding Taxes:                          The amount of any taxes required
                                            under applicable law to be with-
                                            held from any interest payment on
                                            a Book-Entry Note will be deter-
                                            mined and withheld by the partici-
                                            pant,  indirect participant in DTC
                                            or other person responsible for
                                            forwarding payments directly to
                                            the beneficial owner of such Note.


Preparation                                 If any order to purchase a Book-
of Pricing                                  Entry Note is accepted by or on
Supplement:                                 behalf of the Company, the Company
                                            will prepare a pricing supplement
                                            (a "Pricing Supplement")  reflect-
                                            ing the terms of such Note.   The
                                            Company (i) will arrange to file
                                            10 copies of such Pricing Supple-
                                            ment with the Commission in ac-
                                            cordance with the applicable para-
                                            graph of Rule 424(b) under the Act
                                            and (ii) will, as soon as possible
                                            and in any event not later than
                                            the date on which such Pricing
                                            Supplement is filed with the Com-
                                            mission, deliver the number of
                                            copies of such Pricing Supplement
                                            to the Agent as the Agent shall
                                            request.   The Agent will cause
                                            such Pricing Supplement to be
                                            delivered to the purchaser of the
                                            Note.

                                            In each instance that a Pricing
                                            Supplement is prepared, the Agent
                                            will affix the Pricing Supplement

                                                                       EXHIBIT B




                                              to Prospectuses prior to their
                                              use.  Outdated Pricing Supple-
                                              ments, and the Prospectuses to
                                              which they are attached (other
                                              than those retained for files),
                                              will be destroyed.

Settlement:                                   The receipt by the Company of
                                              immediately available funds in
                                              payment for a Book-Entry Note and
                                              the authentication and issuance of
                                              the Global Security representing
                                              such Note shall constitute "set-
                                              tlement" with respect to such
                                              Note.  All orders accepted by the
                                              Company will be settled on the
                                              fifth Business Day pursuant to the
                                              timetable for settlement set forth
                                              below unless the Company and the
                                              purchaser agree to settlement on
                                              another day, which shall be no
                                              earlier than the next Business
                                              Day.

Settlement                                    Settlement Procedures with
Procedures:                                   regard to each Book-Entry Note
                                              sold by the Company to or through
                                              the Agent (unless otherwise speci-
                                              fied pursuant to a Terms Agree-
                                              ment), shall be as follows:

                                              A.  The Agent will advise the
                                                  Company by telephone that such
                                                  Note is a Book-Entry Note and
                                                  of the following settlement
                                                  information:

                                                  1.  Principal amount.

                                                  2.  Maturity Date.

                                                  3.  The Interest Rate, whether
                                                      such Note will pay
                                                      interest annually or
                                                      semiannually, the
                                                      Interest Payment
                                                      Date or Dates specifying

                                                                       EXHIBIT B




                                                       the Initial Interest
                                                       Payment Date and
                                                       whether such
                                                       Note is an Amortizing
                                                       Note, and,  if so, the
                                                       amortization schedule.

                                                   4.  Redemption or repayment
                                                       provisions, if any.

                                                   5.  Settlement date and time
                                                       (Original Issue Date).

                                                   6.  Interest Accrual Date.

                                                   7.  Price.

                                                   8.  Net proceeds to Company.

                                                   9.  Agent's commission, if
                                                       any, determined as
                                                       provided in the
                                                       Distribution Agreement.

                                                  10.  Whether the Note is an
                                                       Original Issue Discount
                                                       Note (an "OID Note"), and
                                                       if it is an OID Note, the
                                                       total amount of OID, the
                                                       yield to maturity, the
                                                       initial accrual period
                                                       OID and the applica-
                                                       bility of Modified
                                                       Payment upon Accelera-
                                                       tion (and, if so,
                                                       the Issue Price).

                                                  11.  Any other applicable
                                                       terms.

                                                B. The Company will advise
                                                   Bankers Trust by telephone or
                                                   electronic transmission (con-
                                                   firmed in a written request
                                                   for authentication and
                                                   delivery at any time on the
                                                   same date) of the
                                                   information set forth in
                                                   Settlement Procedure

                                                                       EXHIBIT B



                                                 "A" above.   Bankers Trust will
                                                 then assign a CUSIP number to
                                                 the Global Security represent-
                                                 ing such Note and will notify
                                                 the Company and the Agent of
                                                 such CUSIP number by telephone
                                                 as soon as practicable.

                                             C.  Bankers Trust will enter a
                                                 pending deposit message
                                                 through DTC's Participant
                                                 Terminal System, providing the
                                                 following settlement informa-
                                                 tion to DTC, the Agent and
                                                 Standard & Poor's Corporation:

                                                 1.  The information set forth
                                                     in Settlement Procedure
                                                     "A."

                                                 2.  The Initial Interest Pay-
                                                     ment Date for such Note,
                                                     the number of days by
                                                     which such date succeeds
                                                     the related DTC Record
                                                     Date which shall be the
                                                     Record Date as defined in
                                                     the Note) and the amount
                                                     of interest payable on
                                                     such Initial Interest
                                                     Payment Date.

                                                 3.  The CUSIP number of the
                                                     Global Security represent-
                                                     ing such Note.

                                                 4.  Whether such Global Secu-
                                                     rity will represent any
                                                     other Book-Entry Note  (to
                                                     the extent known at such
                                                     time).

                                                 5.  Whether such Note is an
                                                     Amortizing Note (by an
                                                     appropriate notation in
                                                     the comments field of

                                                                       EXHIBIT B


                                                          DTC's participant
                                                          Terminal System).

                                                      6.  The number of
                                                          participant accounts
                                                          to be maintained
                                                          by DTC on behalf of
                                                          the Agent and
                                                          Bankers Trust.

                                                  D.  Bankers Trust will
                                                      complete and authent-
                                                      icate the Global Security
                                                      representing such
                                                      Note and will send a
                                                      copy by first class mail
                                                      to the Company.

                                                  E.  DTC will credit such
                                                      Note to Bankers Trust's
                                                      participant account at
                                                      DTC.

                                                  F.  Bankers Trust will enter
                                                      an SDFS deliver order
                                                      through DTC's Partici-
                                                      pant Terminal System
                                                      instructing DTC to (i)
                                                      debit such Note to Bankers
                                                      Trust's participant
                                                      account and credit such
                                                      Note to the Agent's
                                                      participant account
                                                      and (ii) debit the Agent's
                                                      settlement account and
                                                      credit Bankers Trust's
                                                      settlement account for
                                                      an amount equal to the
                                                      price of such Note less
                                                      the Agent's commission,
                                                      if any.  The entry of
                                                      such a deliver order
                                                      shall constitute a
                                                      representation and
                                                      warranty by Bankers
                                                      Trust to DTC that
                                                      (a) the Global Security
                                                      representing such Book-
                                                      Entry Note has been
                                                      issued and authenti-
                                                      cated and (b)  Bankers
                                                      Trust is holding such
                                                      Global Security
                                                      pursuant to the Medium
                                                      Term Note Certificate
                                                      Agreement between
                                                      Bankers Trust and DTC.

                                                                       EXHIBIT B


                                                G.  Unless the Agent is the end
                                                    purchaser of such Note, the
                                                    Agent will enter an SDFS
                                                    deliver order through DTC's
                                                    Participant Terminal System
                                                    instructing DTC (i) to debit
                                                    such Note to the Agent's
                                                    participant account and
                                                    credit such Note to the
                                                    participant accounts of
                                                    the Participants with
                                                    respect to such Note and
                                                    (ii) to debit the settlement
                                                    accounts of such Partici-
                                                    pants and credit the
                                                    settlement account of the
                                                    Agent for an amount equal
                                                    to the price of such Note.

                                                H.  Transfers of funds in accor-
                                                    dance with SDFS deliver
                                                    orders described in Settle-
                                                    ment Procedures  "F"  and
                                                    "G"  will  be settled in
                                                    accordance with SDFS
                                                    operating procedures in
                                                    effect on the settlement
                                                    date.

                                                I.  Bankers Trust will credit to
                                                    the account of the Company
                                                    (Account # 00-007-907 at
                                                    Bankers Trust Company, New
                                                    York, New York),  in funds
                                                    available for immediate
                                                    use in the amount trans-
                                                    ferred to Bankers Trust in
                                                    accordance with Settlement
                                                    Procedure "F".

                                                J.  Unless the Agent is the end
                                                    purchaser of such Note, the
                                                    Agent will confirm the pur-
                                                    chase of such Note to the
                                                    purchaser either by
                                                    transmitting to the
                                                    Participants with respect
                                                    to such Note a confirma-
                                                    tion order or orders
                                                    through DTC's institutional
                                                    delivery system or by
                                                    mailing

                                                                       EXHIBIT B


                                                  a written confirmation to such
                                                  purchaser.

                                              K.  Monthly, Bankers Trust will
                                                  send to the Company a state-
                                                  ment setting forth the princi-
                                                  pal amount of Notes outstand-
                                                  ing as of that date under the
                                                  Mortgage and setting forth a
                                                  brief description of any sales
                                                  of which the Company has
                                                  advised Bankers Trust that
                                                  have not yet been settled.

Settlement                                    For sales by the Company of Book-
Procedures                                    Entry Notes to or through the
Timetable:                                    Agent (unless otherwise specified
                                              pursuant to a Terms Agreement) for
                                              settlement on the first Business
                                              Day after the sale date,  Settle-
                                              ment Procedures "A" through "J"
                                              set forth above shall be completed
                                              as soon as possible but not later
                                              than the respective times in New
                                              York City set forth below:

                                              Settlement
                                              Procedure        Time
                                              ----------       ----

                                               A   11:00 A.M. on the sale date
                                               B   12:00 Noon on the sale date
                                               C    2:00 P.M. on the sale date
                                               D    9:00 A.M. on settlement date
                                               E   10:00 A.M. on settlement date
                                              F-G   2:00 P.M. on settlement date
                                               H    4:45 P.M. on settlement date
                                              I-J   5:00 P.M. on settlement date

                                              If a sale is to be settled more
                                              than one Business Day after the
                                              sale date, Settlement Procedures
                                              "A", "B" and "C" shall be
                                              completed as soon as practicable
                                              but no later than 11:00 A.M.,
                                              12 Noon and 2:00 P.M.,
                                              respectively,  on the

                                                                       EXHIBIT B


                                              first Business Day after the sale
                                              date.

                                              If settlement of a Book-Entry Note
                                              is rescheduled or cancelled, Bank-
                                              ers Trust, after receiving notice
                                              from the Company or the Agent,
                                              will deliver to DTC, through DTC's
                                              Participant Terminal System, a
                                              cancellation message to such
                                              effect by no later than 2:00 P.M.
                                              on the Business Day immediately
                                              preceding the scheduled settlement
                                              date.

                     Failure                  If Bankers Trust fails to enter an
                     to Settle:               SDFS deliver order with respect to
                                              a Book-Entry Note pursuant to Set-
                                              tlement Procedure "F", Bankers
                                              Trust may deliver to DTC, through
                                              DTC's Participant Terminal System,
                                              as soon as practicable a withdraw-
                                              al message instructing DTC to
                                              debit such Note to Bankers Trust's
                                              participant account, provided that
                                              Bankers Trust's participant
                                              account contains a principal
                                              amount of the Global Security
                                              representing such Note that is at
                                              least equal to the principal
                                              amount to be debited. If a with-
                                              drawal message is processed with
                                              respect to all the Book-Entry
                                              Notes represented by a Global
                                              Security, Bankers Trust will mark
                                              such Global Security "cancelled,"
                                              make appropriate entries in Bank-
                                              ers Trust's records and send such
                                              cancelled Global Security to the
                                              Company. The CUSIP number
                                              assigned to such Global Security
                                              shall, in accordance with the
                                              procedures of the CUSIP Service
                                              Bureau of Standard & Poor's Corpo-
                                              ration, be cancelled and not imme-
                                              diately reassigned. If a

                                                                       EXHIBIT B

                                               withdrawal message is processed
                                               with respect to one or more, but
                                               not all, of the Book-Entry Notes
                                               represented by a Global Security,
                                               Bankers Trust will exchange such
                                               Global Security for two Global
                                               Securities, one of which shall
                                               represent such Book-Entry Note or
                                               Notes and shall be cancelled
                                               immediately after issuance and
                                               the other of which shall
                                               represent the remaining
                                               Book-Entry Notes previously
                                               represented by the surrendered
                                               Global Security and shall bear
                                               the CUSIP number of the
                                               surrendered Global Security.

                                               If the purchase price for any
                                               Book-Entry Note is not timely
                                               paid to the Participants with
                                               respect to such Note by the
                                               beneficial purchaser thereof
                                               (or a person, including an
                                               indirect participant in DTC,
                                               acting on behalf of such
                                               purchaser), such Participants
                                               and, in turn, the Agent may
                                               enter SDFS deliver orders
                                               through DTC's Participant
                                               Terminal System reversing
                                               the orders entered pursuant to
                                               Settlement Procedures "F" and
                                               "G," respectively. Thereafter,
                                               Bankers Trust will deliver the
                                               withdrawal message and take the
                                               related actions described in
                                               the preceding paragraph.

                                               Notwithstanding the foregoing,
                                               upon any failure to settle with
                                               respect to a Book-Entry Note, DTC
                                               may take any actions in
                                               accordance with its SDFS
                                               operating procedures then in
                                               effect.

                                               In the event of a failure to
                                               settle with respect to one or
                                               more, but not all,  of the
                                               Book-Entry

                                                                       EXHIBIT B


                                               Notes to have been represented by
                                               a Global Security, Bankers Trust
                                               will provide,  in accordance with
                                               Settlement  Procedures "D" and
                                               "F," for the authentication and
                                               issuance of a Global Security
                                               representing the Book-Entry
                                               Notes to be represented by such
                                               Global Security and will make
                                               appropriate entries in its
                                               records.

                  Bankers Trust                Nothing herein will be deemed to
                  Not to Risk Funds:           require Bankers Trust to risk or
                                               expend its own funds in
                                               connection with any payment to
                                               the Company, the Agents, DTC or
                                               any beneficial owner of a Note,
                                               it being understood by all
                                               parties that payments made by
                                               Bankers Trust to any party will
                                               be made only to the extent
                                               that funds are provided to
                                               Bankers Trust for such purposes.

                                                                     SCHEDULE I
                                                                     ----------


                    SECURED MEDIUM-TERM NOTE FEE SCHEDULE
                    -------------------------------------

Maturity                                                Commission
--------                                                ----------
 2 years              to < 3 years

 3 years              to < 4 years

 4 years              to < 5 years

 5 years              to < 6 years

 6 years              to < 7 years

 7 years              to < 8 years

 8 years              to < 9 years

 9 years              to < 10 years

10 years              to < 15 years

15 years              to < 20 years

20 years              to < 30 years